EXHIBIT 23.1


We have issued our reports dated February 15, 1999 accompanying the consolidated financial statements and schedule of Michael Foods, Inc. and subsidiaries which are incorporated by reference or are included in the Annual Report on Form 10-K of Michael Foods, Inc. for the year ended December 31, 1998. We hereby consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

GRANT THORNTON LLP
Minneapolis, Minnesota
August 10, 1999